NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ISSUED UPON EXERCISE HEREOF BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS WARRANT, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS WARRANT MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, OR (II) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.
COMMON STOCK WARRANT AGREEMENT
JOBY AVIATION, INC.

Underlying Shares: 12,833,333
Issue Date: October 7, 2022
FOR VALUE RECEIVED, Joby Aviation, Inc., a Delaware corporation (the “Company” or “Joby”), hereby certifies that Delta Air Lines, Inc., a Delaware corporation (“Holder”) is, subject to the terms and conditions set forth in this Warrant Agreement, entitled to purchase from the Company Twelve Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (12,833,333) shares of the Company’s $0.0001 per share par value common stock (the “Common Stock”) in two tranches (each a “Tranche”), the first tranche warrants (the “First Tranche Warrants”) which will permit Holder to purchase up to Seven Million (7,000,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at an exercise price of Ten Dollars ($10) per share (subject to adjustment in accordance with Section 3.3) (the “First Tranche Exercise Price”), and the second tranche warrants (the “Second Tranche Warrants”) which will permit Holder to purchase up to Five Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (5,833,333) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (together with the Common Stock for which the First Tranche Warrants may be exercised, the “Underlying Shares”) at an exercise price of Twelve Dollars ($12) per share (subject to adjustment in accordance with Section 3.3) (the “Second Tranche Exercise Price”). The First Tranche Warrants and Second Tranche Warrants may be referred to collectively as the “Warrants”. The term “Warrant Price” as used in this Agreement shall mean the First Tranche Exercise Price with respect to the First Tranche Warrants, and the Second Tranche Exercise Price with respect to the Second Tranche Warrants. The shares of Common Stock for which the First Tranche Warrants and Second Tranche Warrants may be exercised are referred to as the “Underlying Shares”. This Warrant Agreement is being entered into in connection with that certain Umbrella Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and between Joby and Holder. Defined terms used in this Warrant Agreement but not defined herein shall have the meanings given to them in the Transaction Agreement.

1.Warrants.
1.1Initial Form of Warrant. Each First Tranche Warrant and each Second Tranche Warrant shall initially be issued in registered, book-entry form only.
1.2Registration.
1.2.1Warrant Register; Certificates. The Company shall (or shall cause its transfer agent to) maintain books (the “Warrant Register”) for the registration of the original issuance of and the registration of any transfer of the Warrants. On the date hereof, the Company shall (or shall cause its transfer agent to) issue and register the Warrants under this Warrant Agreement in the name of Holder. Physical certificates for the Warrants, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.
1.2.2Registered Holder. Prior to due presentment for registration of a permitted transfer of any Warrant, the Company (and its transfer agent) may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and neither the Company (nor its transfer agent) shall be affected by any notice to the contrary.
1.3Fractional Warrants. The Company shall not issue fractional Warrants.
1.4Transfer of Warrants. The record and beneficial interest in the Warrants may not be transferred without the Company’s written consent except to a wholly-owned subsidiary of Holder (together with any transferee to whom a Warrant has been transferred with the Company’s written consent, a “Permitted Transferee”). In the event of a transfer of record interest in the Warrants to a Permitted Transferee, the Holder will surrender this Warrant Agreement to the Company for cancellation, and the Company will execute and deliver (a) a new Warrant or Warrants in the name of the assignee or assignees in the correct denominations reflecting the amount of Warrants transferred to them and (b) a new Warrant to the assignor evidencing the portion the Warrants, if any, not assigned; provided, however, that a Permitted Transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.
1.5    Warrant Agent. The Holder acknowledges that the Company may engage a warrant agent to record permitted transfers and exercises of the Warrants and to record Warrants remaining unexercised in the event of a partial exercise of the Warrants.  The Company shall pay any and all fees and expenses associated with the engagement of the Warrant Agent, and the Holder agrees that any permitted transfer and any exercise of the Warrants will be recorded on the books of the Warrant Agent by the Warrant Agent.

2.Exercise of Warrants; Milestones.
2.1First Tranche Warrants. Following satisfaction of the First Tranche Warrant Milestone (defined below) and during the Exercise Period (defined below), Holder may exercise the First Tranche Warrants at the First Tranche Exercise Price per share, subject to the adjustments provided in Section 4 hereof. The First Tranche Warrants may be exercised in whole or in part and in any combination in Holder’s sole discretion, and no partial exercise of the First Tranche Warrants will prohibit Holder from exercising all or any portion of the remaining First Tranche Warrants at any time or from time to time during the Exercise Period.
2.2Second Tranche Warrants. Following satisfaction of the Second Tranche Warrant Milestone (defined below) and during the Exercise Period (defined below), Holder may exercise the Second Tranche Warrants at the Second Tranche Exercise Price per share, subject to the adjustments provided in Section 4 hereof. The Second Tranche Warrants may be exercised in whole or in part and in any combination in Holder’s sole discretion, and no partial exercise of the Second Tranche Warrants will prohibit Holder from exercising all or any portion of the remaining Second Tranche Warrants at any time or from time to time during the Exercise Period.
2.3Milestones. The milestones applicable to exercise of the Warrants under this Agreement consist of attainment by the Company and the Registered Holder of: (a) the completion of joint product design, build, and beta testing for the booking of the “Home to Seat” integrated service as a seamless passenger booking experience in the booking path after selection of a Delta flight, which experience may be targeted in Registered Holder’s discretion to customers reasonably likely to purchase the Company’s services (and which would be based on an API or alternative technology solution consistent with the vision of a seamless transfer of customer information to the Company to facilitate efficient booking on the Company’s booking platform) to enable the delivery of “Home to Seat” rides to one of the Priority Airports (as defined in the Transaction Agreement) (which, for greater certainty, will involve a more integrated experience than post-purchase email or similar targeted notification), or (b) airport authority approval to commence operations at no less than two (2) of the Priority Airports where the Company and the Registered Holder intend to operate the joint “Home to Seat” service (the first of subclause (a) or (b) to be achieved, the “First Tranche Warrant Milestone”, and the second item to be achieved, the “Second Tranche Warrant Milestone”).
2.4Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) (a) commencing on the satisfaction of the First Tranche Warrant Milestone or Section Tranche Warrant Milestone, as applicable, and (b) terminating at the earliest to occur of (i) 5:00 p.m., New York City time on the date that is ten (10) years after the execution of this Warrant Agreement, or (ii) the dissolution of the Company in accordance with the Company’s amended and restated certificate of incorporation and bylaws (as applicable, the “Expiration Date”). In addition, if the Milestone applicable to a Tranche has not been achieved at the time of expiration or earlier termination of the Transaction Agreement, this Warrant Agreement shall terminate as to that Tranche (but for clarity, it will not terminate as to any Tranche for which its applicable Milestone has been achieved). The exercise of any Warrant shall be subject to the satisfaction of any applicable conditions under this Warrant Agreement and the condition that the Commission has declared effective a registration statement covering the exercise of the Warrant or there is a valid exemption from registration under federal and applicable state securities law available. Subject to Section 2.6, each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the applicable Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days’ prior written notice of any such extension to the Holder.
2.5Exercise of Warrants.
2.5.1Payment. Subject to the provisions of this Warrant Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Company (or at the direction of the Company, its transfer agent) (i) the Warrant Certificate (if certificated) evidencing the Warrants to be exercised, (ii) an election to purchase (“Election to Purchase”) in substantially the form attached hereto as Exhibit B, properly completed and executed by the Holder, and (iii) the payment in full of the applicable Warrant Price for each Underlying Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Underlying Shares and the issuance of such Underlying Shares, in lawful money of the United States, in good certified check or wire payable to the Company. For the avoidance of doubt, no Warrant may be exercised on a cashless or “net exercise” basis.
2.5.2Issuance of Underlying Shares on Exercise. As soon as practicable after the exercise of any Warrants and the payment of the applicable Warrant Price, the Company shall issue to the Holder of such exercised Warrants a book-entry position or certificate, as applicable, for the number of Underlying Shares to which it is entitled (based on the number of Warrants exercised), registered in such name or names as may be directed by Holder on the register of shareholders of the Company. If Holder exercises only a portion of the applicable Warrants eligible for exercise (i.e., such Warrants shall not have been exercised in full), the Company shall, at the time of issuance of the Underlying Shares for which the Warrants were exercised, deliver to the Holder a new Warrant Agreement evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. No Warrant shall be exercisable and the Company shall not be obligated to issue Underlying Shares upon exercise of a Warrant unless the Underlying Shares issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. A Registered Holder of Warrants may exercise its Warrants only for a whole number of Underlying Shares.
2.5.3Valid Issuance. All Underlying Shares issued upon the proper exercise of a Warrant and payment in full of the applicable exercise price in conformity with this Agreement shall be validly issued, fully paid and non-assessable.
2.5.4Date of Issuance. The applicable Warrants shall be deemed to have been exercised and such certificate or certificates of Underlying Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Underlying Shares for all purposes, as of the date on which the conditions to such exercise as set forth in this Warrant Agreement have been satisfied at or prior to 5:00 p.m., New York time, on a business day, including, without limitation, the receipt by the Company of the Exercise Agreement, this Warrant Agreement and the total Warrant Price applicable to the exercise of the Warrant.
2.5.5Conditional Exercise in Connection with Public Offering. Notwithstanding any other provision hereof, if an exercise of any portion of the Warrants is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
2.6HSR. To the extent any exercise of all or a portion of the Warrants by Holder requires a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), then:
2.6.1The Exercise Period and Expiration Date shall be stayed and tolled during any waiting period required under the HSR Act (such that, for example, if Holder delivers a notice to exercise any Warrants prior to the Expiration Date but cannot complete the purchase of the Underlying Shares until after the Expiration Date because a HSR Act filing and waiting period is required, Holder shall be entitled to complete the purchase of such Underlying Shares notwithstanding the fact that completion of the purchase of such Underlying Shares would take place after the Expiration Date); and
2.6.2The Company will cooperate with Holder to promptly make all filings as are required under the HSR Act with respect to such purchase of Underlying Shares and will thereafter promptly make all other necessary submissions and provide such supplemental information as may be requested by, any governmental authority in connection with obtaining HSR clearance (including if applicable, pursuant to a “second request”).
3.Adjustments.
3.1Share Capitalizations.
3.1.1Sub-Divisions. If after the date hereof, and subject to the provisions of Section 3.6 below, the number of issued and outstanding shares of Company Common Stock is increased by a capitalization or share dividend of Common Stock, or by a sub-division of Common Stock or other similar event, then, on the effective date of such share capitalization, sub-division, or similar event, the number of Underlying Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding shares of Company Common Stock. A rights offering made to all or substantially all holders of Company Common Stock entitling holders to purchase shares of Company Common Stock at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a capitalization of a number of shares of Company Common Stock equal to the product of (i) the number of shares of Company Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Company Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Historical Fair Market Value. For purposes of this subsection 3.1.1, (i) if the rights offering is for securities convertible into or exercisable for shares of Company Common Stock, in determining the price payable for Company Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of the Company Common Stock during the thirty (30) trading day period ending on the trading day prior to the first date on which the shares of Company Common Stock trade on the applicable exchange or in the applicable market without the right to receive such rights. No Company Common Stock shall be issued at less than its par value.
3.1.2Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, pays to all or substantially all of the holders of the Company Common Stock a dividend or make a distribution in cash, securities or other assets on account of such shares of Company Common Stock (or other shares into which the Warrants are convertible), other than (a) as described in subsection 3.1.1 above, (b) Ordinary Cash Dividends (as defined below), or (c) to satisfy the redemption rights of the holders of any warrants to purchase Company Common Stock (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each share of Company Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 3.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Company Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Underlying Shares issuable on exercise of each Warrant).
3.2Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6 hereof, the number of issued and outstanding shares of Company Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of its shares of Company Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Underlying Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding shares of Company Common Stock.
3.3Adjustment of Warrant Price and Underlying Shares. In the event that the volume-weighted average price per share of Company Common Stock traded on the NYSE over the thirty (30) consecutive trading day period immediately preceding the date of a given exercise of the Warrant (the “VWAP Price”) exceeds 150% of the applicable Warrant Price, then (i) the number of shares of Company Common Stock issuable upon exercise of each Warrant is subject to a downward adjustment, and (ii) the Warrant Price of each Warrant (including in both instances the First Tranche Warrants and the Second Tranche Warrants) is subject to an upward adjustment as follows: (a) first the number of shares of Company Common Stock received upon exercise shall be decreased such that the number of shares multiplied by the VWAP Price equals $105 million (assuming full exercise of a given tranche), and (b) the Warrant Price shall be correspondingly increased such that the total amount payable by the Holder upon exercise of the Warrant equals $70 million (again, assuming full exercise of a given tranche). In the event of a partial exercise of a given tranche, the foregoing adjustments will be equitably prorated. Notwithstanding the foregoing, such adjustment to the applicable Warrant Price would disregard, in determining the applicable VWAP Price, any increase in such trading price for Company Common Stock occurring within ten (10) business days following public announcement, if any, of the achievement of either the First Tranche Warrant Milestone or the Second Tranche Warrant Milestone, as applicable. For example only, such adjustments would apply if all Registered Holders were to exercise the Warrants with respect to all of their corresponding Underlying Shares for a particular Tranche and the total trading value of such Underlying Shares for such Tranche on the day of such exercise would be $105,000,000 or more. As a further example, in a scenario where (A) the VWAP Price was $20 / share on the date of exercise of the Warrants, (B) the Warrant Price was $10 / share, and (C) the Registered Holders exercised all of their Warrants of a given Tranche: then (i) first the number of shares of Company Common Stock received upon exercise will be reduced to 5,250,000 shares to ensure that the fair market value of the shares in accordance with the VWAP Price is $105 million [5,250,000 x $20 = $105 million], and (ii) the Warrant Price will be increased from $10 / share to $13.33 / share to ensure that the total amount payable by Holder equals $70 million [5,250,000 x $13.33 = $70 million].
3.4Adjustments in Warrant Price. Whenever the number of Underlying Shares purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 3.1.1 or Section 3.2.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Underlying Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Underlying Shares so purchasable immediately thereafter.
3.5Replacement of Securities upon Reorganization, etc.
3.5.1In case of any reclassification or reorganization of the issued and outstanding shares of Company Common Stock (other than a change under Section 3.1 or Section 3.2 hereof or that solely affects the par value of such shares of Company Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Company Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Underlying Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised its Warrant(s) immediately prior to such event (with respect to (a) 100% of the unexercised Underlying Shares for each Tranche for which the Milestone has been satisfied and (b) 50% of the Underlying Shares for each Tranche for which a Milestone has not yet been satisfied, but in the case of (b) only to the extent that the Warrant does not continue to remain outstanding following the conclusion of, and give Delta substantially the same rights and economic value as immediately prior to, the transaction contemplated by this Section 3.5) (the “Alternative Issuance”); provided, however, that (i) if the holders of the Company Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Company Common Stock in such merger or consolidation that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of Company Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by shareholders of the Company as provided for in the Company’s amended and restated certificate of incorporation under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Company Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Company Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided further that if less than 70% of the consideration receivable by the holders of the Company Common Stock in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the

Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (assuming zero dividends) (“Bloomberg”). For purposes of calculating such amount, (i) the price of each share of Company Common Stock shall be the volume weighted average price of the Company Common Stock during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (ii) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event and (iii) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Company Common Stock consists exclusively of cash, the amount of such cash per share of Company Common Stock, and (ii) in all other cases, the volume weighted average price of the Company Common Stock during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Company Common Stock covered by subsection 3.1.1, then such adjustment shall be made pursuant to subsection 3.1.1 or Sections 3.2, 3.3 and this Section 3.5. The provisions of this Section 3.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event shall the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Warrant.
3.6Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to Holder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 3.1, 3.2, 3.3, 3.5, or 3.9, the Company shall give written notice of the occurrence of such event to Holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
3.7No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Company Common Stock, the Company shall, upon such exercise, round down to the nearest whole number the number of Underlying Shares to be issued to such holder.
3.8Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate, but only if, and then only to the extent that, any such change does not (x) affect the substance of the Warrant, or (y) adversely affect Holder’s rights, under the Warrant or otherwise, and, in such case, any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.
3.9Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall appoint a firm of independent registered public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 3. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion, but any such adjustment to the terms of the Warrants shall be further subject to subsections (x) and (y) of Section 3.8, mutatis mutandis.
4.Other Provisions Relating to Rights of Holders of Warrants.
4.1No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter. In addition, nothing contained in this Warrant Agreement shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise).
4.2Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. In the case of a mutilated Warrant, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.
4.3Reservation of Underlying Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Company Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.
4.4Registration of the Underlying Shares. The Company shall file and maintain with the Commission a registration statement for the registration, under the Securities Act, of the Underlying Shares issuable upon exercise of the Warrants at such time and in the manner as provided for in the Registration Rights Agreement.

5.Miscellaneous Provisions.
5.1Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company (or its transfer agent) in respect of the issuance or delivery of Underlying Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.
5.2Successors. All the covenants and provisions of this Agreement by or for the benefit of a party shall bind and inure to the benefit of its successors and assigns.
5.3Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) on the fifth (5th) business day after dispatch by registered or certified mail; or (iii) on the next business day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):
If to Joby, to:
Joby Aviation, Inc.
2155 Delaware Avenue, Suite 225
Santa Cruz, CA 95060
Attention: Legal
Email:      legal@jobyaviation.com
with copies to (which shall not constitute notice), to:
Holland & Knight, LLP
1650 Tysons Boulevard, Suite 1700
Tysons, VA 22102
Attention: David S. Cole, Esq.
Email: david.cole@hklaw.com
If to Holder, to:
Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354
Dept. 981
Attn: Chief Legal Officer

with copies (which shall not constitute notice), to:
Eversheds Sutherland (US) LLP
999 Peachtree Street NE, Suite 2400
Atlanta, GA 30309
Attn: Brian Murphy and Hunter Raines

5.4Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1042 of the New York General Obligations Law and New York Civil Practice Laws and Rule 327(b). The Company hereby agrees that any action, proceeding or claim against it arising out of, or otherwise based on, this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
5.5Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.
5.6Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
5.7Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.
5.8Amendments. All modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period, shall require written consent of the Company and the Holder.
5.9Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
Exhibit A Form of Warrant Certificate
Exhibit B Election to Purchase
Exhibit C Legend

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
JOBY AVIATION, INC.
By:      /s/ JoeBen Bevirt
    Name: JoeBen Bevirt
    Title: Chief Executive Officer
DELTA AIR LINES, INC.
By:      /s/ Michelle R. Horn
    Name: Michelle R. Horn
    Title: Chief Strategy Officer & SVP
    [Signature Page to Warrant Agreement]

EXHIBIT A
[FACE]
Number
Warrants
THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW
Joby Aviation, Inc.
Incorporated Under the Laws of the State of Delaware
CUSIP [●]
Warrant Certificate
This Warrant Certificate certifies that Delta Air Lines, Inc., or its registered assigns, is the registered holder of    warrant(s) (the “Warrants” and each, a “Warrant”) to purchase Company Common Stock, $0.0001 par value (the “Common Stock”), of Joby Aviation, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Company Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price to the Company, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.
Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.
The Warrants subject to this Certificate are issued in two tranches. The initial Exercise Price per one share of Company Common Stock is set forth for the applicable tranche in the Warrant Agreement. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The exercise of the Warrants represented by this certificate is subject to the Company’s attainment of the [First][Second] Tranche Warrant Milestone as defined in the Warrant Agreement.
Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.
JOBY AVIATION, INC.
By:
Name:
Title: Authorized Signatory
DELTA AIR LINES, INC.
By:
Name:
Title:

[Form of Warrant Certificate]
[Reverse]
The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive        shares of Company Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [●], 2022 (the “Warrant Agreement”), duly executed and delivered by the Company to Delta Air Lines, Inc., a Delaware corporation, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, and duties thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.
Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.
The Warrant Agreement provides that upon the occurrence of certain events the number of Underlying Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Underlying Share, the Company shall, upon exercise, round down to the nearest whole number of Underlying Shares to be issued to the holder of the Warrant.
Warrant Certificates, when surrendered to the Company, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
Upon due presentation for registration of permitted transfer of this Warrant Certificate to the Company (or its transfer agent) a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
The Company (and its transfer agent) may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

EXHIBIT B
Election to Purchase
(To Be Executed Upon Exercise of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive    Underlying Shares and herewith tenders payment for such Underlying Shares to the order of Joby Aviation, Inc. (the “Company”) in the amount of $    in accordance with the terms hereof. The undersigned requests that such Underlying Shares be registered in the name of            , whose address is        and that such Underlying Shares be delivered to        whose address is        . If said number of Underlying Shares is less than all of the Underlying Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Underlying Shares be registered in the name of        , whose address is        and that such Warrant Certificate be delivered to        , whose address is        .

[Signature Page Follows]

Date:            , 20
(Signature)
(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT C
LEGEND
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
SECURITIES EVIDENCED HEREBY AND SHARES OF COMPANY COMMON STOCK ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.
ANY TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF [DATE] BETWEEN JOBY AVIATION, INC. (THE “COMPANY”) AND DELTA AIR LINES, INC. BY ACCEPTING DELIVERY OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE, ANY PERMITTED TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.